As filed with the Securities and Exchange Commission on September 13, 2017

Registration No. 333-206172

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Concho Resources Inc.*

(Exact name of registrant as specified in its charter)

Delaware	76-0818600
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Concho Center

600 W. Illinois Avenue

Midland, Texas 79701

(432) 683-7443

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Travis L. Counts

Senior Vice President, General Counsel and Corporate Secretary

600 W. Illinois Avenue

Midland, Texas 79701

(432) 683-7443

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

W. Matthew Strock

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market considerations and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price(5)	Amount of Registration Fee(6)
Debt Securities(2)
Preferred Stock(2)
Common Stock, par value $0.001(2)
Depositary Shares(2)(3)
Warrants(2)
Guarantees of Debt Securities(4)

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	There is being registered hereunder such indeterminate number or amount of debt securities, preferred stock, common stock, depositary shares and warrants as may from time to time be issued by the registrant at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.
(3)	The depositary shares being registered will be evidenced by depositary receipts issued under a depositary agreement. If Concho Resources Inc. elects to offer fractional interests in shares of preferred stock to the public, depositary receipts will be distributed to the investors purchasing the fractional interests, and the shares will be issued to the depositary under the depositary agreement.
(4)	Subsidiaries of Concho Resources Inc. named as co-registrants may fully and unconditionally guarantee on an unsecured basis the debt securities of Concho Resources Inc. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of debt securities being registered.
(5)	No separate consideration will be received for any securities being registered that are issued in exchange for, or upon conversion or exercise of, the debt securities, preferred stock, depositary shares or warrants being registered hereunder.
(6)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrants hereby defer payment of the registration fee required in connection with this Registration Statement.

*ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
COG Acreage LP	Texas	27-0644225
COG Holdings LLC	Texas	80-0648934
COG Operating LLC	Delaware	61-1469854
COG Production LLC	Texas	52-2374917
COG Realty LLC	Texas	84-1661959
Concho Oil & Gas LLC	Texas	90-0617040
Delaware River SWD LLC	Texas	27-0253823
Quail Ranch LLC	Texas	32-0086461
Mongoose Minerals LLC	Delaware	82-2708060

EXPLANATORY NOTE

This Registration Statement on Form S-3 (Registration No. 333-206172) of Concho Resources Inc. and its subsidiary guarantor registrants (the “Registration Statement”) is being amended to add Mongoose Minerals LLC, a subsidiary of Concho Resources Inc., as a co-registrant that is, or may potentially be, a guarantor of some or all of the debt securities with respect to which offers and sales are registered under the Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth expenses to be paid by the registrants in connection with the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing and engraving expenses		**
Rating agency fees		**
Miscellaneous		**

Total	$	**

*	The registrants are deferring payment of the registration fee in reliance on Rule 456(b) and 457(r).
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The general effect of the following provisions is to provide indemnification to officers, directors and control persons for liabilities that may arise by reason of their status as officers, directors or control persons, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or manager derived an improper personal benefit.

Delaware Registrants

Concho Resources Inc.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Delaware law provides that directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

Our Restated Certificate of Incorporation provides that we shall indemnify our officers and directors to the extent provided in our Third Amended and Restated Bylaws (our “Bylaws”). In turn, our Bylaws provide that we will indemnify and hold harmless, to the full extent permitted by the DGCL, any of our officers or directors (including those persons serving as an officer or director of another entity at our request) who is party to a suit or other proceeding by reason of his or her position as an officer or director against all reasonably incurred expense, liability or loss. We may only indemnify an officer or director who brought the suit or proceeding if our board of directors had previously authorized such suit or proceeding. The rights to indemnification provided by our Bylaws include the right to advancement of expenses to the full extent permitted by the DGCL. In addition, our Bylaws allow us to indemnify our non-officer employees and agents to the extent (i) permitted by the DGCL and (ii) authorized by our Chief Executive Officer and at least one other authorized officer.

We have also entered into indemnification agreements with all of our directors and executive officers. These indemnification agreements are intended to permit indemnification to the fullest extent now or hereafter permitted by the DGCL. It is possible that the applicable law could change the degree to which indemnification is expressly permitted.

The indemnification agreements cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements generally cover claims relating to the fact that the indemnified party is or was an officer, director, employee or agent of us or any of our affiliates, or is or was serving at our request in such a position for another entity. The indemnification agreements also obligate us to promptly advance all reasonable expenses incurred in connection with any claim. The indemnitee is, in turn, obligated to reimburse us for all amounts so advanced if it is later determined that the indemnitee is not entitled to indemnification. The indemnification provided under the indemnification agreements is not exclusive of any other indemnity rights; however, double payment to the indemnitee is prohibited.

We are not obligated to indemnify the indemnitee with respect to claims brought by the indemnitee against:

•	us, except for:

•	claims regarding the indemnitee’s rights under the indemnification agreement;

•	claims to enforce a right to indemnification under any statute or law; and

•	counter-claims against us in a proceeding brought by us against the indemnitee; or

•	any other person, except for claims approved by our board of directors.

We have obtained director and officer liability insurance for the benefit of each of the indemnitees. These policies include coverage for losses for wrongful acts and omissions and to ensure our performance under the indemnification agreements. Each of the indemnitees are insured under such policies and provided with the same rights and benefits as are accorded to the most favorably insured of our directors and officers.

Delaware Limited Liability Companies

COG Operating LLC and Mongoose Minerals LLC (the “Delaware LLC Registrants”) are organized in the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreements of the Delaware LLC Registrants provide that the Delaware LLC Registrants will indemnify and hold harmless us and our affiliates and respective stockholders, members, managers, directors, officers, employees and agents against any loss, expense or damage arising out of activities on behalf of the Delaware LLC Registrants or in furtherance of the interests of the Delaware LLC Registrants; provided, that, in the case of COG Operating LLC, the acts or omissions upon which such proceeding or claim is based were not a result of fraud or willful misconduct by the indemnified person, and, in the case of Mongoose Minerals LLC, the acts or omissions upon which such proceeding or claim is based were not a result of gross negligence, willful misconduct or a breach of the limited liability company agreement of Mongoose Minerals LLC. The rights to indemnification provided by the limited liability company agreement of COG Operating LLC include the right to advancement of expenses; provided, that the indemnified person shall reimburse such advances if it is later determined such indemnified person was not entitled to indemnification with respect to such action or proceeding.

Texas Registrants

Pursuant to Section 1.106 of the Texas Business Organizations Code (the “TBOC”), the indemnification provisions set forth in the TBOC are applicable to most entities established in the State of Texas, including corporations, limited liability companies and limited partnerships. Under Section 8.002 of the TBOC, unless a Texas limited liability company adopts the general indemnification provisions of the TBOC, described below, those provisions are not applicable to a Texas limited liability company.

Pursuant to Section 8.051 of the TBOC, an enterprise must indemnify a governing person, former governing person or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person was a respondent because the person is or was a governing person if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. Pursuant to Sections 8.101 and 8.102 of the TBOC, any governing person, former governing person or delegate of a Texas enterprise may be indemnified against judgments and reasonable expenses actually incurred by the person in connection with a proceeding, in which such person was a respondent if it is determined, in accordance with Section 8.103 of the TBOC, that: (i) the person acted in good faith, (ii) the person reasonably believed (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests or (b) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, (iii) in the case of a criminal proceeding, such person did not have a reasonable cause to believe that the person’s conduct was unlawful and (iv) the indemnification should be paid. Indemnification of a person who is found to be liable to the enterprise is limited to reasonable expenses actually incurred by the person in connection with the proceeding and does not include judgments, penalties or fines, except for certain circumstances where indemnification cannot be given at all. Pursuant to Section 8.105 of the TBOC, an enterprise may indemnify an officer, employee or agent to the same extent that indemnification is required under the TBOC for a governing person or as provided in the enterprise’s governing documents, general or specific action of the enterprise’s governing authority, contract or by other means.

Texas Limited Liability Companies

Pursuant to Section 101.402 of the TBOC, a Texas limited liability company may indemnify a member, manager or officer of a limited liability company, pay in advance or reimburse expenses incurred by a member, manager or officer and establish and maintain insurance or another arrangement to indemnify or hold harmless a member, manager or officer.

COG Holdings LLC, COG Production LLC, COG Realty LLC, Concho Oil & Gas LLC, Delaware River SWD LLC and Quail Ranch LLC are organized as limited liability companies in the State of Texas (the “Texas LLC Registrants”). The limited liability company agreement of COG Realty LLC provides that COG Realty LLC will indemnify and hold harmless, to the full extent permitted by the TBOC, each of its managers who is party to a suit or other proceeding by reason of his or her position as a manager. The limited liability company agreements of each of the other Texas LLC Registrants provide that such Texas LLC Registrant will indemnify and hold harmless, to the full extent permitted by the TBOC, any of their (i) officers and (ii) except in the case of Quail Ranch LLC, members and each of their respective affiliates, stockholders, partners, members, directors, managers, officers, liquidators and employees who is party to a suit or other proceeding by reason of his or her position as an officer, director, member or other indemnified person of the Texas LLC Registrant against all reasonably incurred expense, liability or loss.

The rights to indemnification provided by the limited liability company agreements of each of the Texas LLC Registrants include the right to advancement of expenses to the full extent permitted by the TBOC. In addition, the limited liability company agreements of each of the Texas LLC Registrants allow each Texas LLC Registrant to indemnify its non-officer employees and agents, and its officers in the case of COG Realty LLC, to the extent (i) permitted by the TBOC and (ii) approved by adoption of a resolution of the member or members of such Texas LLC Registrant.

Texas Limited Partnerships

COG Acreage LP is organized as a limited partnership in the State of Texas (the “Texas LP Registrant”). The limited partnership agreement of the Texas LP Registrant provides that the Texas LP Registrant will indemnify and hold harmless, to the full extent permitted by the TBOC, each current and former (i) general partner or limited partner of the Texas LP Registrant and each of their respective affiliates, stockholders, partners, members, directors, managers, officers, liquidators and employees and (ii) officer of the Texas LP Registrant who is party to a suit or other proceeding by reason of his or her position as an officer, partner or other indemnified person of the Texas LP Registrant against all reasonably incurred expense, liability or loss.

The rights to indemnification provided by the limited partnership agreement of the Texas LP Registrant include the right to advancement of expenses to the full extent permitted by the TBOC. In addition, the limited partnership agreement of the Texas LP Registrant allows the Texas LP Registrant to indemnify its non-officer employees and agents to the extent (i) permitted by the TBOC and (ii) approved by adoption of a resolution of general partner of the Texas LP Registrant.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description

1.1**	Form of Underwriting Agreement.

4.1	Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K on February 22, 2013, and incorporated herein by reference).

4.2	Indenture, dated September 18, 2009, between Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K on September 22, 2009, and incorporated herein by reference).

Exhibit Number	Description

4.3	Second Supplemental Indenture, dated November 3, 2010, between Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.4 to the Post-Effective Amendment to the Company’s Registration Statement on Form S-3 on December 7, 2010, and incorporated herein by reference).

4.4	Fifth Supplemental Indenture, dated December 12, 2011, between Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.7 to the Company’s Annual Report on Form 10-K on February 24, 2012, and incorporated herein by reference).

4.5	Sixth Supplemental Indenture, dated March 12, 2012, between Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K on March 12, 2012, and incorporated herein by reference).

4.6	Seventh Supplemental Indenture, dated August 17, 2012, between Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K on August 17, 2012, and incorporated herein by reference).

4.7	Tenth Supplemental Indenture, dated December 28, 2016, between Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K on December 28, 2016, and incorporated herein by reference).

4.8	Form of 5.5% Senior Notes due 2022 (included in Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 12, 2012, and incorporated herein by reference).

4.9	Form of 5.5% Senior Notes due 2023 (included in Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 17, 2012, and incorporated herein by reference).

4.10	Form of 4.375% Senior Notes due 2025 (included in Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 28, 2016, and incorporated herein by reference).

4.11	Form of Subordinated Indenture (filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-3 on September 9, 2009, and incorporated herein by reference).

4.12**	Form of Senior Debt Securities (including Form of Guarantee).

4.13**	Form of Subordinated Debt Securities (including Form of Guarantee).

4.14**	Form of Preferred Stock Designation.

4.15**	Form of Warranty Agreement.

4.16**	Form of Depositary Agreement.

4.17**	Form of Unit Agreement (including Form of Unit).

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered (filed as Exhibit 5.1 to the Company’s Registration Statement on Form S-3 on August 6, 2015, and incorporated herein by reference).

5.2*	Opinion of Vinson & Elkins L.L.P. as to the legality of the guarantees covered by this Post-Effective Amendment No. 1 to Form S-3.

12.1*	Statement of Computation of Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends.

Exhibit Number	Description

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibits 5.1 and 5.2 hereto).

23.3*	Consent of Cawley, Gillespie & Associates, Inc.

23.4*	Consent of Netherland, Sewell & Associates, Inc.

24.1*	Power of Attorney (included on the signature pages to this Registration Statement).

24.2*	Power of Attorney for Susan J. Helms.

25.1	Form T-1 Statement of Eligibility and Qualification with respect to the Senior Indenture (filed as Exhibit 25.1 to the Company’s Registration Statement on Form S-3 on August 6, 2015, and incorporated herein by reference).

25.2***	Form T-1 Statement of Eligibility and Qualification with respect to the Subordinated Indenture.

*	Filed herewith.
**	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act or in a post-effective amendment to this Registration Statement.
***	To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.

Each undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

8. To file an application for the purpose of determining the eligibility of the trustee under the Subordinated Indenture to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on September 13, 2017.

CONCHO RESOURCES INC.

By:	/s/ TIMOTHY A. LEACH
Name:	Timothy A. Leach
Title:	Director, Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy A. Leach, Jack F. Harper, C. William Giraud and Travis L. Counts, and each of them severally, his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy A. Leach Timothy A. Leach	Director, Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	September 13, 2017

/s/ Jack F. Harper Jack F. Harper	President and Chief Financial Officer (Principal Financial Officer)	September 13, 2017

/s/ Brenda R. Schroer Brenda R. Schroer	Senior Vice President, Chief Accounting Officer and Treasurer (Principal Accounting Officer)	September 13, 2017

* Steven L. Beal	Director	September 13, 2017

* Tucker S. Bridwell	Director	September 13, 2017

* William H. Easter III	Director	September 13, 2017

Signature	Title	Date

* Gary A. Merriman	Director	September 13, 2017

* Ray M. Poage	Director	September 13, 2017

* Mark B. Puckett	Director	September 13, 2017

* John P. Surma	Director	September 13, 2017

* Susan J. Helms	Director	September 13, 2017

/s/ E. Joseph Wright E. Joseph Wright	Director	September 13, 2017

* By:	/s/ Travis L. Counts
Travis L. Counts, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on September 13, 2017.

COG HOLDINGS LLC
COG OPERATING LLC
COG PRODUCTION LLC
COG REALTY LLC
CONCHO OIL & GAS LLC
DELAWARE RIVER SWD LLC
QUAIL RANCH LLC MONGOOSE MINERALS LLC
COG ACREAGE LP
By:	COG PRODUCTION LLC,
its General Partner

By:	/s/ TIMOTHY A. LEACH
Name:	Timothy A. Leach
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy A. Leach, Jack F. Harper, C. William Giraud and Travis L. Counts, and each of them severally, his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy A. Leach Timothy A. Leach	Chief Executive Officer (Principal Executive Officer)	September 13, 2017

/s/ Jack F. Harper Jack F. Harper	President and Chief Financial Officer (Principal Financial Officer)	September 13, 2017

/s/ Brenda R. Schroer Brenda R. Schroer	Senior Vice President, Chief Accounting Officer and Treasurer (Principal Accounting Officer)	September 13, 2017

EXHIBIT LIST

Exhibit Number	Description
1.1**	Form of Underwriting Agreement.

4.1	Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K on February 22, 2013, and incorporated herein by reference).

4.2	Indenture, dated September 18, 2009, between Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K on September 22, 2009, and incorporated herein by reference).

4.3	Second Supplemental Indenture, dated November 3, 2010, between Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.4 to the Post-Effective Amendment to the Company’s Registration Statement on Form S-3 on December 7, 2010, and incorporated herein by reference).

4.4	Fifth Supplemental Indenture, dated December 12, 2011, between Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.7 to the Company’s Annual Report on Form 10-K on February 24, 2012, and incorporated herein by reference).

4.5	Sixth Supplemental Indenture, dated March 12, 2012, between Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K on March 12, 2012, and incorporated herein by reference).

4.6	Seventh Supplemental Indenture, dated August 17, 2012, between Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K on August 17, 2012, and incorporated herein by reference).

4.7	Tenth Supplemental Indenture, dated December 28, 2016, between Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K on December 28, 2016, and incorporated herein by reference).

4.8	Form of 5.5% Senior Notes due 2022 (included in Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 12, 2012, and incorporated herein by reference).

4.9	Form of 5.5% Senior Notes due 2023 (included in Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 17, 2012, and incorporated herein by reference).

4.10	Form of 4.375% Senior Notes due 2025 (included in Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 28, 2016, and incorporated herein by reference).

4.11**	Form of Senior Debt Securities (including Form of Guarantee).

4.12**	Form of Subordinated Debt Securities (including Form of Guarantee).

4.13**	Form of Preferred Stock Designation.

4.14**	Form of Warranty Agreement.

4.15**	Form of Depositary Agreement.

4.16**	Form of Unit Agreement (including Form of Unit).

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered (filed as Exhibit 5.1 to the Company’s Registration Statement on Form S-3 on August 6, 2015, and incorporated herein by reference).

Exhibit Number	Description

5.2*	Opinion of Vinson & Elkins L.L.P. as to the legality of the guarantees covered by this Post-Effective Amendment No. 1 to Form S-3.

12.1*	Statement of Computation of Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibits 5.1 and 5.2 hereto).

23.3*	Consent of Cawley, Gillespie & Associates, Inc.

23.4*	Consent of Netherland, Sewell & Associates, Inc.

24.1*	Power of Attorney (included on the signature pages to this Registration Statement).

24.2*	Power of Attorney for Susan J. Helms.

25.1	Form T-1 Statement of Eligibility and Qualification with respect to the Senior Indenture (filed as Exhibit 25.1 to the Company’s Registration Statement on Form S-3 on August 6, 2015, and incorporated herein by reference).

25.2***	Form T-1 Statement of Eligibility and Qualification with respect to the Subordinated Indenture.

*	Filed herewith.
**	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act or in a post-effective amendment to this Registration Statement.
***	To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.